CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-68899) and in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-6131) and related Prospectus of Cover-All Technologies Inc. for the registration of 2,500,000 and 6,591,528 shares, respectively, of its common stock of our report dated April 11, 1997, with respect to the 1996 consolidated financial statements and schedule of Cover-All Technologies Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

     We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44119) pertaining to the 1995 Employee Stock Option Plan and Registration Statement (Form S-8 No. 33-18243) pertaining to the 1982 Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 33-44270) pertaining to the 1991 Key Employee Stock Option Plan, the 1988 Non-Employee Director Stock Option Plan and certain Non-Qualified Stock Option Contracts, and in the related Prospectuses of Cover-All Technologies Inc. of our report dated April 11, 1997, with respect to the 1996 and 1995 consolidated financial statements and schedule of Cover-All Technologies Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                    ERNST & YOUNG LLP




Hackensack, New Jersey
March 30, 1999